Exhibit 99.1

Novatel Wireless Completes Private Offering of

$120.0 Million of 5.50% Convertible Senior Notes Due 2020

SAN DIEGO—June 10, 2015 — Novatel Wireless (NASDAQ: MIFI) (the “Company”), a leading provider of solutions for the Internet of Things (IoT) and inventors of MiFi® technology, today announced that it has completed a private offering of $120.0 million aggregate principal amount of the Company’s 5.50% Convertible Senior Notes due 2020 (the “Convertible Notes”).

The Convertible Notes will be the general unsecured obligations of the Company, will pay interest semi-annually at a rate of 5.50% per year and will mature on June 15, 2020, unless redeemed, repurchased or converted in accordance with their terms prior to such date. The Convertible Notes have an initial conversion rate, subject to adjustment, of 200.0000 shares of the Company’s common stock per $1,000 principal amount of the Convertible Notes, which corresponds to an initial conversion price of $5.00 per share of the Company’s common stock and represents a conversion premium of 25% based on the last reported sale price of $4.00 per share of the Company’s common stock on June 4, 2015.

Prior to December 15, 2019, the Convertible Notes will be convertible at the option of the holders of the Convertible Notes only upon the satisfaction of certain conditions and during certain periods, and, thereafter, at any time until the close of business on the business day immediately preceding the maturity date. Upon conversion, the Convertible Notes will be convertible into cash, shares of the Company’s common stock (together with cash in lieu of fractional shares) or a combination of cash and shares of the Company’s common stock, at the Company’s election.

The net proceeds from the offering, after deducting the placement agents’ fees and offering expenses, were approximately $116.0 million. The Company expects to use the net proceeds from the offering to finance proposed acquisitions of, or investments in, complementary businesses, products, services and technologies, including its potential acquisition of DigiCore Holdings Limited, to pay fees and expenses related to such proposed acquisitions and for general corporate purposes.

The offer and sale of the Convertible Notes and any shares of the Company’s common stock that may be issued upon conversion of the Convertible Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and, unless so registered, the Convertible Notes and any such shares may not be offered or sold in the United States, except pursuant to an exemption from the registration requirements of the Securities Act and applicable state laws.

This release does not constitute an offer to sell or a solicitation of an offer to buy any of the Convertible Notes or shares of the Company’s common stock, nor shall there be any sale in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification thereof under the securities laws of any such jurisdiction.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to a variety of matters, including, without limitation, statements regarding the Company’s use of the proceeds from the offering, including the potential acquisition of DigiCore Holdings Limited, and other statements that are not purely statements of historical fact. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of the management of the Company and are subject to significant risks and uncertainty. Investors are cautioned not to place undue reliance on any such forward-looking statements. All such forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise, except as may be required by law. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, these statements involve many risks and uncertainties that may cause actual results to differ materially from what may be expressed or implied in these forward-looking statements. For further discussion of risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the Company in general, see the risk disclosures in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 and in subsequent reports on Forms 10-Q and 8-K and other filings made with the SEC by the Company.

ABOUT NOVATEL WIRELESS

Novatel Wireless, Inc. (Nasdaq: MIFI) is a leader in the design and development of M2M wireless solutions based on 3G and 4G technologies. The Company delivers Internet of Things (IoT) and Cloud SaaS services to carriers, distributors, retailers, OEMs and vertical markets worldwide. Product lines include MiFi® Mobile Hotspots, USB modems, Expedite® and Enabler embedded modules, Mobile Tracking Solutions and Asset Tracking Solutions. These innovative products provide anywhere, anytime communications solutions for consumers and enterprises. Novatel Wireless is headquartered in San Diego, California. For more information please visit www.novatelwireless.com. @MIFI

(C) 2015 Novatel Wireless, Inc. All rights reserved. The Novatel Wireless name and logo and MiFi are trademarks or registered trademarks of Novatel Wireless, Inc.

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Investor Relations Contact:

Michael Sklansky

(858) 431-0792

msklansky@nvtl.com

Source: Novatel Wireless, Inc.

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